UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2014, the board of directors of GFI Group Inc. (the “Company”) appointed Thomas J. Cancro as the Company’s principal accounting officer.

Mr. Cancro has been the Company’s Corporate Controller from March of 2008.  Prior to joining the Company, Mr. Cancro held a number of senior roles in finance, accounting and operations in the U.S. and abroad and previously served as Chief Financial Officer of EuroTel, a joint venture between Verizon, AT&T and Deutsche Telekom based in Europe.  Mr. Cancro began his career at PricewaterhouseCoopers. He holds a BSc in Accounting from Pennsylvania State University, is a Certified Public Accountant, and holds a CFA Charter.

Mr. Cancro does not have any family relationship with any of the Company’s directors or executive officers. Mr. Cancro has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: July 25, 2014

	By:	/s/ Christopher D’Antuono
	Name:	Christopher D’Antuono
	Title:	General Counsel